UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 15, 2011

STAAR Surgical Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-11634 (Commission File Number)	95-3797439 (I.R.S. Employer Identification No.)

1911 Walker Ave, Monrovia, California (Address of principal executive offices)		91016 (Zip Code)

Registrant’s telephone number, including area code: 626-303-7902

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e) Compensatory Arrangements of Certain Officers

On March 15, 2011, the Board of Directors of STAAR Surgical Company (the “Company”) approved the following elements of compensation for executive officers:  long-term equity compensation in the form of Performance Accelerated Restricted Stock grants (“PARS”) and stock options, and salary increases for 2011.  Salary increases will take effect on March 28, 2011.  The PARS granted on March 15, 2011 consist of shares of common stock that are subject to forfeiture based on vesting conditions.  They vest in full on March 15, 2014, the third anniversary of the grant date, but vesting may be accelerated for up to one third of the shares each year if the Company exceeds budgeted revenue by 5% and generates cash from operations for the applicable year.

For the Chief Executive Officer, Chief Financial Officer and named executive officers, the compensation was awarded as follows:

Long-Term Equity Compensation

Name and Title	Performance Accelerated Restricted Shares of Common Stock(1)	Stock Options(2)
Barry Caldwell President and CEO	15,000	40,000
Deborah Andrews Vice President and CFO	7,500	20,000
Hans Blickensdoerfer Vice President, International Marketing	7,500	20,000

(1)
The PARS may not be sold or transferred until vested on March 15, 2014, unless achievement of specified performance criteria results in accelerated vesting.  Until vested the shares are subject to forfeiture if service to the Company terminates.

(2)	The options are exercisable for common stock at a price of $5.49 per share, vest in three equal installments on March 15, 2012, March 15, 2013 and March 15, 2014, and expire on March 14, 2021.

Increase in Annual Salary

Name and Title	Current Salary		New Salary(1)
Barry Caldwell President and CEO	$440,000		$453,000
Deborah Andrews Vice President and CFO	$265,000		$273,000
Hans Blickensdoerfer Vice President, International Marketing	284,256	CHF(2)	288,520	CHF(2)

(1)	The new salary rates become effective on March 28, 2011.
(2)	As of March 15, 2011, the exchange rate for Swiss francs (CHF) into dollars is 0.9273 USD/CHF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

March 18, 2011	By:	/s/ Barry G. Caldwell
Barry G. Caldwell
President and Chief Executive Officer